Vantagepoint Funds
FYE 12/31/00
Monthly Average Assets

Fund Name               December

All-Equity Growth       $       10,684,904
Long-Term Growth               460,975,289
Traditional Growth             481,889,937
Conservative Growth            234,533,057
Savings Oriented                99,344,898
Growth & Income                366,865,885
Equity Income                  506,506,470
International                  322,458,424
US Treasury                     84,260,700
Income Preservation            327,047,055
Aggressive Opportunities       829,213,723
Core Bond                      373,398,311
Growth                       3,358,522,482
Overseas Equity Index           43,468,428